Exhibit 77Q1 (e)

Investment Advisory Contracts

The following documents are included in Registrant's Form Type
485BPOS, dated 12/21/04 and
incorporated by reference herein:

(1) Addendum to Advisory Agreement liquidation of two INVESCO managed funds and addition of Lazard and Van Kampen managed funds

The following documents are included in Registrant's Form Type
485APOS,
dated 4/28/05 and incorporated by reference herein:

(2) Fee Schedule to Fund Management Agreement  Lazard Asset
Management
LLC
(3) Amendment to Fund Management Agreement and Fee Schedule amendment to Fund Management Agreement Van Kampen

The following additional documents are attached:

(4) Fee Schedule to Fund Management Agreement  AIM Capital
Management,
Inc.
(5)	Fee Schedule to Fund Management Agreement  Janus Capital
Management LLC
(6)	Letter Agreement  AIM Capital Management, Inc.
(7)	Amendment to Fund Management Agreement  Lazard Asset
Management LLC
(8) Agreement Regarding Continuation of Sub-Advisory Agreements
 Lazard
Asset Management LLC
(9) Notice of and Consent to Assignment of Sub-Advisory
Agreement  Lazard
Asset Management
(10)	Letter to Terminate Management Agreement  Putnam nvestment
Management, LLC


Exhibit 77Q1 (e)(1) Addendum to Advisory Agreement liquidation of two INVESCO managed funds and addition of Lazard and Van Kampen managed funds
ADDENDUM TO ADVISORY AGREEMENT
     The Advisory Agreement made the 13th day of June, 2001 between PACIFIC
FUNDS (the "Trust"), a Delaware statutory trust, and PACIFIC LIFE INSURANCE COMPANY (the "Adviser"), a corporation organized under the laws of California, as amended to date (the "Agreement") is hereby amended by the addition of the provisions set forth in this Agreement (the "Addendum"), which is made this 20th day of September 2004.
WITNESSETH:
     WHEREAS, the Trust is authorized to issue an unlimited number of shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets;
     WHEREAS, the Trust currently consists of twenty series designated as the PF Portfolio Optimization Model A, PF Portfolio Optimization
Model B, PF Portfolio Optimization Model C, PF Portfolio
Optimization
Model D, PF Portfolio Optimization Model E PF AIM Blue Chip Fund, PF AIM Aggressive Growth Fund, PF Goldman Sachs Short Duration Bond
Fund, PF INVESCO Health Sciences Fund, PF INVESCO Technology
Fund, PF
Janus Growth LT Fund, PF Lazard International Value Fund, PF MFS Global Growth Fund, PF PIMCO Inflation Managed Fund, PF PIMCO Managed
Bond Fund, PF Pacific Life Money Market Fund, PF Putnam Equity
Income
Fund, PF Salomon Brothers Large-Cap Value Fund, PF Van Kampen Comstock Fund, and PF Van Kampen Mid-Cap Growth Fund;
     WHEREAS, the Trust intends to delete, effective the close of business on December 31, 2004, two series, the PF INVESCO Health Sciences Fund and PF INVESCO Technology Fund;
     WHEREAS, the Trust intends to establish, effective December 31, 2004, two additional series to be designated as the PF Lazard Mid-Cap Value Fund and PF Van Kampen Real Estate Fund, respectively, (together, the "New Funds");
     WHEREAS, the Trust desires to appoint the Adviser as investment adviser to each of the New Funds;
     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:
1.

In addition to its responsibilities as specified in the Agreement, the Trust hereby appoints the Adviser to act as investment adviser with respect to each of the New Funds, which in addition to all other series previously established, shall each be deemed one of the series under the Agreement.

2.

Schedule A, governing applicable compensation under Section 9(a) of the Agreement, is hereby replaced with Schedule A attached hereto.






     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date written above.







PACIFIC FUNDS







By:

/s/ Glenn S. Schafer












Name: Glenn S. Schafer







Title: President







PACIFIC LIFE INSURANCE COMPANY







By:

/s/ Glenn S. Schafer







Name: Glenn S. Schafer







Title: President







By:

/s/ Audrey L. Milfs












Name: Audrey L. Milfs







Title: Secretary
2



Appendix A





Fund


Annual Investment Advisory Fee



(as a percentage of average daily net assets)
PF AIM Blue Chip Fund


0.95
%
PF AIM Aggressive Growth Fund


1.00
%
PF Goldman Sachs Short Duration Bond Fund


0.60
%
PF Janus Growth LT Fund


0.75
%
PF Lazard Mid-Cap Value Fund


0.85
%
PF Lazard International Value Fund


0.85
%
PF MFS International Large-Cap Fund


1.05
%
PF PIMCO Inflation Managed Fund


0.60
%
PF PIMCO Managed Bond Fund


0.60
%
PF Pacific Life Money Market Fund

0.40% of the first $250 million


0.35% of the next $250 million


0.30% on excess
PF Putnam Equity Income Fund


0.95
%
PF Salomon Brothers Large-Cap Value Fund


0.85
%
PF Van Kampen Comstock Fund


0.95
%
PF Van Kampen Real Estate Fund


0.90
%
PF Van Kampen Mid-Cap Growth Fund


0.90
%
PF Portfolio Optimization Model A


0.00
%
PF Portfolio Optimization Model B


0.00
%
PF Portfolio Optimization Model C


0.00
%
PF Portfolio Optimization Model D


0.00
%
PF Portfolio Optimization Model E


0.00
%
3


Exhibit 77Q1 (e)(2) Fee Schedule to Fund Management Agreement
Lazard Asset Management LLC
PACIFIC FUNDS
FEE SCHEDULE
LAZARD ASSET MANAGEMENT LLC
(Effective December 31, 2004)
Funds: PF Lazard Mid-Cap Value and PF Lazard International Value
The Adviser will pay to the Fund Manager a monthly fee based on the average daily net assets of the PF Lazard Mid-Cap Value Fund and PF
Lazard International Value Fund according to the following calculation:
(a)	0.35% of the first $1 billion on the Combined Assets as
defined below, 0.30% on the next $1 billion of the Combined Assets, plus 0.25% on Combined Assets above $2 billion; multiplied by
(b)	the ratio of the PF Lazard Mid-Cap Value Fund's and PF Lazard
International Value Fund's average daily net assets over the Combined Assets. For purposes of the above calculation, "Combined Assets" means the sum of the average daily net assets of the PF Lazard Mid-Cap Value Fund and PF Lazard International Value Fund of Pacific Funds and the average daily net assets of the Mid-Cap Value Portfolio and International Value
Portfolio of Pacific Select Fund.
Fees for services shall be prorated for any portion of a year in which the Agreement is not effective.


IN WITNESS WHEREOF, the parties hereto have caused this Fee Schedule to be executed as of December 31, 2004.
PACIFIC LIFE INSURANCE COMPANY

By:     /s/ Thomas C. Sutton					By:  /s/  Audrey L. Milfs

Name:	Thomas C. Sutton					Name:	Audrey L. Milfs

Title:	Chairman & Chief Executive Officer			Title:	Vice President and
Secretary
LAZARD ASSET MANAGEMENT LLC

By:     /s/ John T. McSharry					By:  /s/  Charles Burgdorf

Name:	John T. McSharry					Name:	Charles Burgdorf

Title:	Product Manager					Title:	Managing Director
PACIFIC FUNDS

By:     /s/ Thomas C. Sutton					By:  /s/  Audrey L. Milfs

Name:	Thomas C. Sutton					Name:	Audrey L. Milfs

Title:	Chairman & Chief Executive Officer			Title:	Vice President and
Secretary


Exhibit 77Q1 (e)(3) Amendment to Fund Management Agreement and Fee Schedule amendment to Fund Management Agreement Van Kampen
PACIFIC FUNDS
AMENDMENT TO THE FUND MANAGEMENT AGREEMENT
     The Fund Management Agreement (the "Agreement") made the 1st day of May, 2003 by and among Pacific Life Insurance Company ("Investment Adviser"), a California corporation, Morgan Stanley Investment Management Inc., a Delaware corporation, doing business as Van Kampen ("Fund Manager"), and Pacific Funds, a Delaware statutory trust ("Trust"), is hereby amended to is hereby amended to revise
Exhibit A
(the "Amendment"), which is made this 20th day of December, 2004.
W I T N E S S E T H
     WHEREAS, the Fund Manager currently serves as an investment sub-adviser to the Trust, pursuant to the Agreement, as may be amended thereafter; and
     WHEREAS, the Fund Manager and the Investment Adviser wish to amend certain provisions of the Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the
mutual agreements contained herein, the parties hereto agree as follows:
1.	Exhibit A shall be deleted and replaced with the attached
Exhibit A.
2.	Except as provided herein, the Agreement shall remain in full force and effect. This Amendment and the Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this
Amendment shall control. Defined terms used in this Amendment shall have the respective meanings specified in the Agreement.
3.	This Agreement may be executed in any number of
counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall be binding upon the parties and their respective successors and assigns.
     4. This Amendment shall be effective as of the date written above. [Remainder of page intentionally left blank]



Exhibit A
PACIFIC FUNDS
FEE SCHEDULE
Effective: December 31, 2004
Fund: PF Van Kampen Real Estate Fund


The Investment Adviser will pay to the Fund Manager a monthly fee based on an annual percentage of the average daily net assets of the PF Van Kampen Real Estate Fund according to the following calculation:

(a)

0.35% on the first $2 billion of the Combined Assets as defined below,
0.32% on the next $1 billion of the Combined Assets
0.30% on Combined Assets above $3 billion; multiplied by:

(b)

the ratio of the PF Van Kampen Real Estate Fund's average daily net assets over the Combined Assets.


Fund: PF Van Kampen Comstock Fund


The Investment Adviser will pay to the Fund Manager a monthly fee based on an annual percentage of the average daily net assets of the PF Van Kampen Comstock Fund according to the following calculation:

(a)

0.35% on the first $2 billion of the Combined Assets as defined below,
0.32% on the next $1 billion of the Combined Assets
0.30% on Combined Assets above $3 billion; multiplied by:

(b)

the ratio of the PF Van Kampen Real Estate Fund's average daily net assets over the Combined Assets.


Fund: PF Van Kampen Mid-Cap Growth Fund


The Investment Adviser will pay to the Fund Manager a monthly fee based on an annual percentage of the average daily net assets of the PF Van Kampen Mid-Cap Growth Fund according to the following calculation:

(a)

0.35% on the first $2 billion of the Combined Assets as defined below, 0.32% on the next $1 billion of the Combined Assets
0.30% on Combined Assets above $3 billion; multiplied by:

(b)

the ratio of the PF Van Kampen Real Estate Fund's average daily net assets over the Combined Assets.


Combined Assets means: the sum of (i) the average daily net assets of the PF Van Kampen Real Estate, the PF Van
Kampen Comstock, and the PF Van Kampen Mid-Cap Growth Funds of Pacific Funds managed by the Fund Manager pursuant to this Agreement, and (ii) the average daily net assets of the Real Estate, Comstock, and Mid-Cap Growth Portfolios of Pacific
Select Fund managed by the Fund Manager pursuant to a Portfolio Management Agreement between the Investment Adviser, the Portfolio Manager, and Pacific Select Fund dated May 1, 2003. The fees for services shall be prorated for any portion of a year in which the Agreement is not effective.



IN WITNESS WHEREOF, the parties hereto have caused this Fee
Schedule to be executed as of December 20, 2004.
PACIFIC LIFE INSURANCE COMPANY



By:   /s/ THOMAS C. SUTTON

By:   /s/ AUDREY L. MILFS






Name: Thomas C. Sutton

Name: Audrey L. Milfs

Title: Chairman & Chief Executive Officer

Title: Vice President and Secretary





VAN KAMPEN







Attest:   /s/ KIMBERLEY HAYNES COSTELLO

By:   /s/ TED BIGMAN







Name:   Kimberley Haynes Costello

Name:   Ted Bigman

Title:   Vice President

Title:   Managing Director and Porfolio
Manager





PACIFIC FUNDS







By:   /s/ THOMAS C. SUTTON

By:   /s/ AUDREY L. MILFS







Name: Thomas C. Sutton

Name: Audrey L. Milfs

Title: Chairman & Chief Executive Officer

Title: Vice President and Secretary



Exhibit 77Q1 (e)(4) Fee Schedule to Fund Management Agreement
 AIM Capital Management, Inc.

PACIFIC FUNDS
FEE SCHEDULE
A I M CAPITAL MANAGEMENT, INC.

Fund:  PF AIM Blue Chip

The Adviser will pay to the Fund Manager a monthly fee based on an annual percentage of the average daily net assets of the PF AIM Blue Chip Fund, according to the following schedule:

0.45% of the first $25 million
0.40% on the next $125 million
0.35% on the next $850 million
0.30% on the next $1 billion
0.25% on excess

Fund:  PF AIM Aggressive Growth

The Adviser will pay to the Fund Manager a monthly fee based on an annual percentage of the average daily net assets of the PF
AIM Aggressive Growth Fund, according to the following schedule:

0.50% of the first $50 million
0.45% on the next $50 million
0.40% on excess

When determining the break point rates, the combined daily net assets of the PF AIM Blue
Chip Fund and Blue Chip Portfolio of Pacific Select Fund are aggregated, and the combined daily net assets of the PF AIM Aggressive Growth Fund and Aggressive Growth Portfolio of Pacific Select Fund are aggregated.

These fees for services shall be prorated for any portion of a year in which the Agreement is not effective.


IN WITNESS WHEREOF, the parties hereto have caused this Fee
Schedule to be
executed as of May 1, 2005.

PACIFIC LIFE INSURANCE COMPANY

Attest: /s/ Glenn S. Schafer
By:   /s/ Audrey L. Milfs
Name:  Glenn S. Schafer			 Name: Audrey L. Milfs
Title: 	President			 	 Title: Secretary

A I M CAPITAL MANAGEMENT, INC.

Attest:  /s/ Jim Coppedge
By:   /s/ Benjamin A. Hock Jr.
Name:  Jim Coppedge
Name: Benjamin A. Hock Jr.
Title: 	Assistant Secretary
Title: Managing Director

PACIFIC FUNDS

Attest:  /s/ Glenn S. Schafer
Name: Glenn S. Schafer
Title:  President


Exhibit 77Q1 (e)(5) Fee Schedule to Fund Management Agreement
 Janus Capital Management LLC

PACIFIC FUNDS
FEE SCHEDULE
JANUS CAPITAL MANAGEMENT LLC

Fund:  PF Janus Growth LT Fund

The Adviser will pay to the Fund Manager a monthly fee based on an annual percentage of the average daily net assets of the PF Janus Growth LT Fund, according to the following schedule:

0.45% of the first $25 million
0.40% on the next $125 million
0.35% on the next $850 million
0.30% on the next $1 billion
0.25% on excess

These fees for services shall be prorated for any portion of a year in which the Agreement is not effective.

When determining the break point rates, the combined daily net assets of the PF Janus Growth LT Fund and the Growth LT Portfolio of Pacific Select Fund are aggregated.


IN WITNESS WHEREOF, the parties hereto have caused this Fee
Schedule to be executed as of May 1, 2005.

PACIFIC LIFE INSURANCE COMPANY

Attest: /s/ Glenn S. Schafer
By:   /s/ Audrey L. Milfs
Name:  Glenn S. Schafer			 Name: Audrey L. Milfs
Title: 	President			 	 Title: Secretary

JANUS CAPITAL MANAGEMENT LLC

Attest:  /s/ Justin Wright
By:   /s/ Christopher  Furman
Name:  Justin Wright
Name:  Christopher Furman
Title:	Assistant Vice President
Title:  Vice President & Director

PACIFIC FUNDS

Attest:  /s/ Glenn S. Schafer
Name:	Glenn S. Schafer
Title:	President


Exhibit 77Q1 (e)(6) Letter Agreement  AIM Capital Management,
Inc.


PO Box 4333
Houston, TX 77210-4333
11 Greenway Plaza, Suite 100
 Houston, TX 77046-1173
713 626 1919


AIM
INVESTMENTS

         January 18, 2005
A I M Capital Management, Inc.


Jody Linneman, Esq.
Pacific Life Insurance Company
Law Department
700 Newport Center Drive Newport
Beach, CA 92660



RE:



Release of Fund Holdings for Pacific Funds'Portfolios managed by A I M Capital Management, Inc.



Dear Jody:



As you know, Section 2U) of the Fund Management Agreement dated July 1, 2001 between AIM Capital Management, Inc. ("AIM" or "Fund Manager"), Pacific Life Insurance Company ("Pacific Life"), and Pacific Funds states that"... the Fund and the Adviser will not disclose or use any records or information respecting the Fund Manager obtained pursuant to the Agreement and that is specifically designated, in writing, as confidential, which, in any event, shall be deemed to include any list of securities purchased or sold by the Funds for a period of 15 days after month end, or any list of securities held by the Funds for 90 days after month end..."



Pacific Funds generally posts month-end portfolio holdings for its funds on its website, www.PacificLife.com. In order to prevent any undue delay of the release of such portfolio holdings information, AIM hereby authorizes Pacific Life and Pacific Funds to disclose the total holdings of any AIM managed Fund as of the end of a calendar month 30 days after the end of such month.



This authorization will remain in effect indefinitely, unless expressly revoked in writing by AIM.



Sincerely,



/s/ Benjamin A. Hock, Jr

Benjamin A. Hock, Jr.
Managing Director, A I M Capital Management, Inc.



Acknowledged by Pacific Life and Pacific Funds:

Pacific Life					Pacific Funds

/s/  Glenn S. Schafer
/s/  Glenn S. Schafer
Name:  Glenn S. Schafer
Name: Glenn S. Schafer
Title:  President
Title:  President

/s/  Audrey S. Milfs
Name:  Audrey S. Milfs
Title:  Secretary



Exhibit 77Q1 (e)(7) Amendment to Fund Management Agreement
 Lazard Asset Management LLC

PACIFIC FUNDS
AMENDMENT TO THE FUND MANAGEMENT AGREEMENT
The Fund Management Agreements (the "Agreement"), dated the 25th day of September, 2001 by and among Pacific Life Insurance Company ("Investment Adviser"), a California corporation, Lazard Asset
Management LLC ("Fund Manager"), a Delaware limited liability company, and Pacific Funds, a Delaware statutory trust (the "Fund"), are hereby amended to add the provisions set forth below (together the "Amendment"), which is made this 4th day of May, 2005.
In consideration of the renewal of the premises, the promises, and the mutual covenants contained in the Agreement and the good and fair consideration paid in connection with that Agreement. Section 2 of the Agreement, Fund Manager Duties, is amended to add the following:
1. Fund Manager will provide reasonable assistance to the Investment Adviser, the Fund, and any of its or their trustees, directors, officers, and/or employees in complying with the provisions of the Sarbanes-Oxley
Act of 2002 ("SOX") to the extent such provisions relate to the services to be provided by, and the obligations of, the Fund Manager hereunder. Specifically, and without limitation to the foregoing, the Fund
Manager agrees to provide certifications to the principal executive and financial officers of the Fund (the
"Certifying Officers") that correspond to and/or support the certifications required to be made by the Certifying Officers in connection with the preparation and/or filing of the Fund's Form N-CSR, Form N-Q, shareholder reports, financial statements, and disclosure documents, in such form and content as the Fund shall reasonably request. The Investment Adviser and the Fund understand and agree that the Fund Manager is not responsible for the Investment Adviser's or the Fund's compliance with SOX, or with any rules adopted by the SEC thereunder.
2. Fund Manager shall prepare and file Schedule 13G and Form
3F for securities held in each Portfolioit manages.
3. The Fund Manager and its affiliated persons are permitted to enter into transactions with the other portfolios of the Fund and affiliated persons of those other portfolios of the Fund (collectively, the "Other Portfolios"). In doing so, the Fund Manager is prohibited from consulting with the Investment Adviser or the Fund managers of these Other Portfolios concerning securities transactions of the Portfolios except for the purpose of complying with the conditions of Rule 12d 3-1 (a) and
(b) under the Investment Company Act of 1940.
4. Fund Manager will exercise voting rights on portfolio securities held by a Portfolio in accordance with written policies and procedures adopted by the Fund Manager, which may be amended from time to time, and which at all times shall comply with the requirements under proxy voting rules adopted by the SEC (the
"Proxy Voting Rules"), including, without limitation, (i) the requirement that such policies and procedures address how a Portfolio will determine how to vote when a matter presents a conflict of interest; and (ii) proxy record keeping procedures; (collectively, "Proxy Voting Policies and Procedures"). The Fund Manager shall vote proxies on behalf of each Portfolio in a manner deemed by the Fund Manager to be in the best interests of each Portfolio pursuant to the Fund Manager's written Proxy Voting Policies and Procedures.
The Fund Manager shall report to the Investment Adviser in a timely manner, a record of all proxies voted in accordance with the form and format required under Form N-PX and the Proxy Voting Rules. The Fund Manager shall certify at least annually or more often as may reasonably be requested by the Investment Adviser, as to its compliance with its own proxy procedures and Proxy Voting Rules.


Fund Manager acknowledges and agrees that the Fund may provide disclosure, notices, and information concerning the availability of the Fund Manager's Proxy Voting Policies and Procedures and shall disclose the voting record of each Portfolio, as required under the Proxy Voting Rules.
4. Upon request by the Investment Adviser, Fund Manager agrees to reimburse the Investment Adviser for costs associated with certain supplements ("Supplements"). Such Supplements are those generated due to changes by Fund Manager requiring immediate disclosure in the prospectus and for which, at the time of notification by Fund Manager to Investment Adviser of such changes, the Fund is not already generating a supplement for other purposes or for which the Fund does not wish to add such changes to a pending supplement. Investment Adviser may request reimbursement from Fund Manager for some or all of the costs associated with generating such Supplements. Reimbursable costs may include, but are not limited to, costs of preparation, filing, printing, and/or distribution of such Supplements to all existing variable product contract and policy holders that are eligible to use the Fund as their underlying investment vehicle. Such changes by Fund Manager include, but are not limited to, changes to its structure, to investment personnel, to investment style or management. Such changes will not be unreasonably withheld from a pending supplement.
IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year provided above for the Amendment.
PACIFIC LIFE INSURANCE COMPANY

By:     /s/ Glenn S. Schafer
By:  /s/  Jane M. Guon

Name:	Glenn S. Schafer
Name:	Jane M. Guon

Title:	President
Title:	Assistant Secretary
LAZARD ASSET MANAGEMENT LLC

By:   /s/ Charles L. Carroll

Name: Charles L. Carroll

Title:  Deputy Chairman
PACIFIC FUNDS

By: /s/ Glenn S. Schafer

Name:	Glenn S. Schafer

Title:	President


Exhibit 77Q1 (e)(8) Agreement Regarding Continuation of Sub-
Advisory Agreements  Lazard Asset Management LLC

AGREEMENT REGARDING CONTINUATION OF
SUB-ADVISORY AGREEMENTS

Reference is made to the Fund Management Agreement among Lazard
Asset Management LLC
("LAM LLC"), Pacific Life Insurance Company ("Investment
Adviser"), and Pacific Funds (the "Fund"), dated September 25, 2001, and any amendments thereto, (together the "Agreement").

By the signatures below, on behalf of Investment Adviser, the Fund, and LAM LLC, (together the
"Parties"), the Parties hereby agree as follows:

1.	Notwithstanding any assignment and termination of the
existing Agreement that will
result from a public offering of shares of Lazard Ltd described in the letter from LAM
LLC dated February 9, 2005, all the terms and conditions set forth in the Agreement will continue in full force and effect;

2. The Board of Trustees of the Fund, at a meeting held on April 4, 2005, has duly authorized the continuation of such Agreement; and

3. The undersigned have the authority to enter into this agreement.

Agreed to and accepted this 4th day of May, 2005.
PACIFIC LIFE INSURANCE COMPANY

By:     /s/ Glenn S. Schafer		By:  /s/  Jane M. Guon

Name:	Glenn S. Schafer		Name:	Jane M. Guon

Title:	President
Title:	Assistant Secretary
LAZARD ASSET MANAGEMENT LLC

By:   /s/ Charles L. Carroll

Name: Charles L. Carroll

Title:  Deputy Chairman
PACIFIC FUNDS

By: /s/ Glenn S. Schafer

Name:	Glenn S. Schafer

Title:	President


Exhibit 77Q1 (e)(9) Notice of and Consent to Assignment of Sub-
Advisory Agreement  Lazard Asset Management

NOTICE OF AND CONSENT TO
ASSIGNMENT OF SUB-ADVISORY AGREEMENT

Reference is made to the Fund Management Agreement among Lazard Asset Management ("LAM"), a division of Lazard Freres & Co. LLC ("Lazard Freres"), Pacific Life Insurance Company ("Investment Adviser") and Pacific Funds (the "Fund"), dated September 25, 2001, (the "Agreement").

On January 13, 2003, LAM reorganized into Lazard Asset Management LLC ("LAM LLC"), a
Delaware limited liability company and a wholly-owned subsidiary of Lazard Freres. On that date, LAM LLC succeeded to the entire investment advisory business previously conducted by LAM. This change in legal structure had no effect on the management of LAM LLC, its investment strategy, the portfolio management services it offers, or any other services it provides. As a result of the reorganization, LAM intends to assign the Agreement to LAM LLC.

	The assignment will not result in an actual change in control, which would result in termination of the Agreements due to "assignment" pursuant to Section 2(a)(4) of the Investment Company Act of 1940, and Rule 2a-6 thereunder. Lazard Freres obtained from its legal counsel, a legal memorandum dated April 17, 2002, a copy of which is attached hereto, that describes the reorganization and concludes that the assignment will not result in an actual change in control.

	NOW THEREFORE, in consideration of the premises:

1. Subject to the approval of and ratification by the Board of Trustees of the Fund for LAM LLC to serve as Fund's sub-adviser, effective January 13, 2003:

A. LAM assigns all duties and obligations arising under the Agreements to LAM LLC; and

B. LAM LLC hereby agrees to assume all duties and obligations, and associated liabilities, arising out of the Agreements and to become a party to said Agreements upon the terms and conditions set forth herein, standing in stead of LAM.

2. The Investment Adviser and the Fund consent to the assignment of the Agreements.

3. Prior to the execution of said consent, the Investment
Adviser and the Fund shall obtain the approval of the Fund's Board of Trustees to approve and ratify LAM LLC as the Fund's new sub-adviser.

4. All terms and conditions set forth in the Agreements are hereby confirmed and remain in full force and effect.


IN WITNESS WHEREOF, the parties have caused this Notice and Consent to Assignment of Sub-Advisory Agreement to be executed by their respective officers.

Lazard Freres & Co. LLC

By: /s/ Gerald B. Mazzari
	By:_____________________________

Name: Gerald B. Mazzari
	Name:__________________________

Title:  Chief Operating Officer
	Title:___________________________

Lazard Asset Management LLC


By: /s/ Nathan A. Paul
	By:_____________________________

Name:  Nathan A. Paul
	Name:__________________________

Title:  Managing Director
	Title:___________________________

Pacific Life Insurance Company

By:  /s/ Thomas C. Sutton			By: /s/ Audrey L. Milfs

Name:	Thomas C. Sutton			Name:  Audrey L. Milfs

Title:	Chairman, Chief Executive Officer	Title:  Secretary

Pacific Funds

By:  /s/ Thomas C. Sutton

Name:	Thomas C. Sutton

Title:	Chairman, Trustee















Exhibit 77Q1 (e)(10) Letter Terminating Management Agreement
Putnam Investment Management, LLC


[Pacific Life Letterhead]

ROBIN S. YONIS
Vice President
Investment Counsel
Office: (949) 219-6767
Fax: (949) 219-3706
Email: Robin.Yonis@PacificLife.com

March 10, 2005

Via Facsimile and Express Mail
Mr. Brian C. Lighty
Putnam Investment Management LLC
2 Liberty Square
Boston, MA  02109

	Re: 	Pacific Funds
		PF Putnam Equity Income Fund

Dear Mr. Lighty:

As you know, at a meeting held on December 10, 2004, the Pacific Funds (the "Trust") Board of Trustees approved the liquidation of the PF Putnam Equity Income Fund (the "Fund"). The liquidation is expected to be effective after the close of the New York Stock Exchange on March 30, 2005, and as such there will no longer be assets to manage in the Fund after that date. Accordingly, the Fund Management Agreement, together with any amendments thereto (the "Agreement"), among the Trust, Pacific Life Insurance Company
("Pacific Life"), and Putnam Investment Management, LLC ("Putnam") will terminate effective the close of business on March 30, 2005. This letter confirms our prior notice to you concerning termination of the Agreement. Please note that certain provisions of the Agreement remain in effect after termination.

In addition, please be advised that Pacific Life, as investment adviser to the Trust, is hereby instructing Putnam to stop trading in the Fund effective the close of business on March 18, 2005. Prior to the liquidation date, the Fund's portfolio securities will be transitioned to cash, short-term debt securities, or other liquid investments in order to effect the planned liquidation. In order to begin transitioning, all of the Fund's trades must be settled. Accordingly, please advise all Putnam employees with trading authority for the Fund to cease trading activity effective the close of business on March 18, 2005, except with respect to cash management, redemption requests, closing of any futures, options, or forward settlement positions, which will need to cease effective the close of business on March 23, 2005.

We expect that Putnam will continue to vote any proxies that are required to be voted, continue to advise us if there are any special corporate actions, exchange offers or other special scenarios which require attention, and continue to provide such other assistance as may be required, in accordance with the Agreement, until the liquidation is completed. After liquidation, in addition to providing normal board reporting and N-SAR related items, we will need Putnam to provide to us all Fund proxy voting information voted and/or processed by Putnam on behalf of the Fund for purposes of filing the Trust's 2005 Form N-PX later this year.
Best regards,


/s/ Robin S. Yonis


cc:	Howard Hirakawa, Pacific Life
	Kathleen Hunter, Pacific Life

bcc:	Ted Benedict, Pacific Life
	Laurene MacElwee, Pacific Life
Kevin Steiner, Pacific Life